Exhibit (d)(22)

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

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   PRESTAMISTA            REFINADORA DE MAIZ          PRESTATARIA      PRIMOR INVERSIONES,
                          VENEZOLANA, C.A.                                   C.A.
                            (REMAVENCA)
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
   MONTO                  US$ 23.500.000,00            TASA               SIN INTERESES
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   EMISION                08 DE MARZO DE 2001          VENCIMIENTO        31 DE MAYO DE 2004
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Yo, RAFAEL SUCRE, venezolano, mayor de edad, portador de la cedula de identidad No. 4.090.548, procediendo en mi caracter de Director de PRIMOR
INVERSIONES, C.A., sociedad mercantil domiciliada en la ciudad de Caracas e inscrita por ante el Registro Mercantil Quinto de la Circunscripcion
Judicial del Distrito Capital y Estado Miranda, en fecha 09 de enero de
2001, bajo el No. 81, Tomo 497-A-Qto., suficientemente autorizado por la Junta Directiva en fecha 23 de enero de 2001, mediante el presente documento, declaro: que mi representada ha recibido en calidad de prestamo de REFINADORA DE MAIZ VENEZOLANA, C.A. (REMAVENCA), sociedad mercantil domiciliada en Caracas e inscrita en el Registro Mercantil Primero de la
Circunscripcion Judicial del Distrito Federal y Estado Miranda en fecha 22 de septiembre de 19554, bajo el No. 544, del Tomo 2-G Pro., la cantidad de
VEINTE Y TRES MILLONES QUINIENTOS MIL DOLARES DE LOS ESTADOS UNIDOS DE
AMERICA EXACTOS (US$23.500.000,00) a la entera satisfaccion de mi representada y en dinero efectivo, para ser invertida en operaciones de legitimo caracter comercial. La suma de dinero antes indicada y objeto del presente contrato de prestamo no devengara intereses y debera ser pagada por mi representada a REFINADORA DE MAIZ VENEZOLANA, C.A. (REMAVENCA)
unicamente en dolares de los Estados Unidos de America, con exclusion de cualquier otra moneda, el dia 31 de mayo de 2004, fecha de vencimiento del presente prestamo, pudiendo ser cancelada por mi representada, total o parcialmente, aun antes de su vencimiento. El plazo antes mencionado para efectuar el pago podra ser prorrogado a solicitud de mi representada y de acuerdo a las condiciones que fije para el momento de la solicitud
REFINADORA DE MAIZ VENEZOLANA, C.A. (REMAVENCA). Asimismo, declaro que correran por cuenta de mi representada todos los gastos que ocasione el prestamo que REFINADORA DE MAIZ VENEZOLANA, C.A. (REMAVENCA) le concede a mi representada, incluyendo los de cobranza. Queda elegida la ciudad de
Caracas como domicilio especial para todos los efectos derivados del presente contrato con exclusion de cualquier otro. Y yo, GERHARD WITTL, venezolano, mayor de edad, domiciliado en la ciudad de Caracas, titular de la cedula de identidad No. 6.916.612, procediendo en mi caracter de
Director de REFINADORA DE MAIZ VENEZOLANA, C.A. (REMAVENCA), sociedad mercantil antes identificada, suficientemente autorizado por la Junta
Directiva de la Compania en fecha 25 de enero de 2001, en nombre de mi representada declaro que estoy conforme con los terminos y condiciones contenidos en el presente documento. Hecho en dos (2) ejemplares de un mismo tenor y efecto en Caracas, a los 08 dias del mes de marzo de 2001.


POR:  PRIMOR INVERSIONES, C.A.


      /s/ RAFAEL SUCRE
      ---------------------------
      RAFAEL SUCRE
      DIRECTOR


POR:  REFINADORA DE MAIZ VENEZOLANA, C.A. (REMAVENCA)


      /s/ GERHARD WITTL
      --------------------------
      GERHARD WITTL
      DIRECTOR